KRYS BOYLE FREEDMAN & SAWYER, P.C.
                                Attorneys At Law
                 600 Seventeenth Street, Suite 2700 South Tower
                               Denver, CO  80202
                           Telephone: (303) 893-2300
                           Facsimile: (303) 893-2882

                                 January 8, 1999


W. Anthony Huff
Executive Vice President
U.S. Trucking, Inc.
10602 Timberwood Circle #9
Louisville, Kentucky  40223

     Re:  SEC Registration Statement on Form S-8

Gentlemen:

     We are counsel for U.S. Trucking, Inc., a Colorado corporation (the "Company") in connection with its registration under the Securities Act of 1933, as amended (the "Act"), of 2,000,000 shares of common stock which may be issued upon the exercise of options granted under the Company's 1998 Stock Option Plan through a Registration Statement on Form S-8 as to which this opinion is a part, to be filed with the Securities and Exchange Commission (the "Commission").

     In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

     (1) Articles of Incorporation of the Company as filed with the Secretary of State of the State of Colorado, as amended.

     (2) Minute book containing the written deliberations and resolutions of the Board of Directors and Shareholders of the Company.

     (3)  The Registration Statement.

     (4) The exhibits to the Registration Statement to be filed with the Commission.

     We have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

     Based upon the foregoing and in reliance thereon, it is our opinion that the 2,000,000 shares of the Company's no par value common stock which may be issued upon the exercise of options under the 1998 Stock Option Plan will, upon the purchase, receipt of full payment, issuance and delivery in accordance with the terms of such options, be duly and validly authorized, legally issued, fully paid and non-assessable.

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     We hereby consent to the filing of this opinion as an exhibit to the referenced Registration Statement on Form S-8.

                                     Very truly yours,

                                     KRYS BOYLE FREEDMAN & SAWYER, P.C.



                                     By /s/ Jon D. Sawyer
                                        Jon D. Sawyer